SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2006

Siam Imports, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-50834	73-1668122
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Siam Imports, Inc., a Nevada corporation dba Apollo Drilling, Inc. (the “Company”), regrets to announce the passing of George G. Lowrance, its Chief Executive Officer and Chairman of its board of directors, due to illness.

(c) (1) Effective October 13, 2006, Mr. Dennis McLaughlin was appointed Chairman of the Board and interim Chief Executive Officer.

Mr. McLaughlin has served as CEO and Chairman of Apollo Resources International, Inc. (a publicly traded company) since October of 2004. He also serves as CEO and Chairman of Earth Biofuels, Inc. (a publicly traded company). He was CEO of Blue Wireless & Data, Inc. (a publicly traded company) from June 2004 through April 2005, and continues as Chairman from June 2004 to the present. He was CEO and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September, 2003 to January 2005. Mr. McLaughlin founded MAC Partners, LP in January 2002. Prior to that he founded Aurion Technologies, LLC in 1998 and served as CEO and was a Director through 2001. He founded Aurora Natural Gas, LLC in 1993 and served as CEO through 2001. Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991. Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

(c) (2) Current Officers and Directors of the Company

Name	Age	Position	Dates Served
Dennis G. McLaughlin, III	40	Director, Interim Chief Executive Officer	October 13, 2006 to date
Robert H. Nelson	60	Director Secretary, interim Chief Financial Officer	September 25, 2006 to date May 15, 2006 to date
William W. Pritchard	55	Director	May 15, 2006 to date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Siam Imports, Inc.
(Registrant)

Date: October 13, 2006	By:	/s/ Robert H. Nelson
Robert H. Nelson,
Chief Financial Officer